As filed with the Securities and Exchange Commission on November 9, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioNTech SE

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Federal Republic of Germany	98-151-1032
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
An der Goldgrube 12 D-55131 Mainz Germany Tel: +49 6131-9084-0 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BioNTech US Inc.

40 Erie St., Suite 110

Cambridge, MA 02139

+1 (617) 337-4701

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Paul Claydon Brian K. Rosenzweig Matthew T. Gehl Covington & Burling LLP 265 Strand London WC2R 1BH United Kingdom +44 20 7067 2000	Jochen Dieselhorst Peter Versteegen Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB Hohe Bleichen 7 20354 Hamburg Germany +49 40 36 90 60

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, no par value per share	(2)	(2)	(2)	(3)
Debt securities	(2)	(2)	(2)	(3)
Rights to subscribe for ordinary shares (including rights to subscribe for American Depositary Shares)	(2)	(2)	(2)	(3)
Purchase Contracts	(2)	(2)	(2)	(3)
Units	(2)	(2)	(2)	(3)
Ordinary shares, no par value per share, offered pursuant to sales agreement	—	—	$500,000,000.00	$54,550.00 (4)
Total	—	—	$500,000,000.00	$54,550.00

(1)

Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. All ordinary shares will be represented by American Depositary Shares, or ADSs, with each ADS representing one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-233898).

(2)

Omitted pursuant to General Instruction II.F to Form F-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to any securities that provide for that issuance or adjustment. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

(4)	Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance and sale of an unspecified amount of the registrant’s ordinary shares represented by ADSs, debt securities, rights to subscribe for ordinary shares or ADSs, purchase contracts and units; and

•

a sales agreement prospectus supplement that covers the offering and sale of up to $500 million of the registrant’s ADSs that may be issued and sold under the sales agreement among the registrant, Jefferies LLC and SVB Leerink LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus.

i

PROSPECTUS

Ordinary Shares Represented by American Depositary Shares, Debt Securities, Rights to Subscribe for Ordinary Shares or American Depositary Shares, Purchase Contracts and Units

BioNTech SE

We or any selling security holder may offer and sell from time to time, in one or more offerings, ordinary shares represented by American Depositary Shares, or ADSs, debt securities, rights to subscribe for ordinary shares of ADSs, purchase contracts or units, which we collectively refer to as the “securities.” We or any selling security holder may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 41.

ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “BNTX.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and any risk factors described in applicable prospectus supplement and our Securities and Exchange Commission filings that are incorporated by reference in this prospectus.

As of the date of this prospectus, we are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, are eligible for reduced public company disclosure requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 9, 2020

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus and selling security holders may, from time to time, offer such securities owned by them.

This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. Each time we or selling security holders sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of securities that we and/or any selling security holders are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference herein, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we or a selling security holder may authorize to be delivered or made available to you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

The information included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “BioNTech,” the “Company,” “we,” “us” and “our” refer to BioNTech SE and our wholly owned subsidiaries.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

The BioNTech SE logo, FixVac®, RiboMab®, RiboCytokine®, RECON® and NEO-STIM™ and other trademarks or service marks of BioNTech appearing in this prospectus are the property of the Company. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THE COMPANY

We are a next generation immunotherapy company pioneering novel therapies for cancer and other serious diseases. We exploit a wide array of computational discovery and therapeutic drug platforms for the rapid development of novel biopharmaceuticals. Our broad portfolio of oncology product candidates includes individualized and off-the-shelf mRNA-based therapies, innovative chimeric antigen receptor T cells, bi-specific checkpoint immuno-modulators, targeted cancer antibodies and small molecules. Based on our deep expertise in mRNA vaccine development and in-house manufacturing capabilities, we and our collaborators are developing multiple mRNA vaccine candidates for a range of infectious diseases alongside its diverse oncology pipeline. We have established a broad set of relationships with multiple global pharmaceutical collaborators, including Genmab, Sanofi, Bayer Animal Health, Genentech, a member of the Roche Group, Regeneron, Genevant, Fosun Pharma and Pfizer.

We were incorporated on June 2, 2008 as Petersberg 91, V V AG, a German stock corporation (Aktiengesellschaft). We changed our name to BioNTech AG on December 11, 2008. On March 8, 2019, we converted to a European stock corporation (Societas Europaea, or SE) under the laws of Germany and the European Union called BioNTech SE. We completed our initial public offering in October 2019. ADSs representing our ordinary shares are currently listed on the Nasdaq Global Select Market under the symbol “BNTX.”

Our principal executive offices are located at An der Goldgrube 12, D-55131 Mainz, Germany. Our telephone number is +49 6131-9084-0. Our website address is http://www.biontech.de. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to publicly traded entities that are not emerging growth companies. These exemptions include:

•	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;

•

to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

•

an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the IASB.

We may take advantage of these provisions for up to five years from the completion of our initial public offering or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years and (iii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million. As of June 30, 2020, which was the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeded $700 million. Consequently, we expect that we will cease to be an emerging growth company no later than December 31, 2020, and we expect to qualify as a large accelerated filer as of that date. As a result, we expect that, as of December 31, 2020, we will be required to adhere to, among other things, the auditor attestation requirement in the assessment of internal control over financial reporting and compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements. For additional information, please see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, incorporated by reference herein.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, even after we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

RISK FACTORS

Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “target,” “would” and other similar expressions that are predictions of or indicate future events and future trends, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to a variety of factors, including, but not limited to, those identified in the section titled “Risk Factors” in this prospectus and in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference herein. The following represent some, but not necessarily all, of such factors:

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the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	the timing of and our ability to obtain and maintain regulatory approval for our product candidates;

•	our COVID-19 vaccine development program, including the timing thereof, the data therefrom, and our ability to successfully or profitably commercialize any approved vaccine;

•	our ability to supply the quantities of BNT162, our COVID-19 vaccine candidate, to support clinical development and, if approved, market demand, including our production estimates;

•	our expectations around the timing of entry, number of potential doses covered and amount of consideration under potential agreements for the supply of BNT162, if approved;

•	the impact of the evolving COVID-19 pandemic, and the global response thereto;

•	our ability to identify research opportunities and discover and develop investigational medicines;

•	the ability and willingness of our third-party collaborators to continue research and development activities relating to our development candidates and investigational medicines;

•	our expectations regarding the size of the patient populations for our product candidates, if approved for commercial use;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements and our needs for or ability to obtain additional financing;

•	our ability to identify, recruit and retain key personnel;

•	our and our collaborators’ ability to protect and enforce our intellectual property protection for our proprietary and collaborative product candidates, and the scope of such protection;

•	our and our collaborators’ ability to defend third party claims that our activities infringe upon their intellectual property;

•	the development of and projections relating to our competitors or our industry;

•	our ability to establish a competitive market share for our COVID-19 vaccine candidate, if approved, or any other approved product, given the increasing competitive pressures in our industry;

•	our ability to establish sales force and distribution capabilities and to commercialize our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of our investigational medicines;

•	the amount of and our ability to use net operating losses and research and development credits to offset future taxable income;

•	our ability to manage our development and expansion;
•	regulatory developments in the United States and foreign countries;

•	our ability to manufacture our product candidates with advantages in turnaround times or manufacturing cost;
•	our ability to minimize and manage product recalls or inventory losses caused by unforeseen events, cold chain interruption and testing difficulties;
•	our ability to implement, maintain and improve effective internal controls;

•	our ability to minimize and manage claims for personal injury or death arising from the use of products and product candidates produced by us; and

•	our expectations regarding the time during which we will be a foreign private issuer.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements contained in this prospectus and in the documents incorporated by reference herein speak only as of their respective dates, and unless otherwise required by law, we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results or performance may be materially different from what we expect.

USE OF PROCEEDS

As of the date of this prospectus, we have no specific plan for the use of the net proceeds from an offering or any significant portion thereof. Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. We will not receive any proceeds from the sale of securities by any selling security holder, unless otherwise set forth in a prospectus supplement.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, our ability to pay cash dividends is also limited in certain circumstances under the terms of an agreement we have entered into with the Bill & Melinda Gates Foundation. All of the shares represented by the ADSs offered by this prospectus will generally have the same dividend rights as all of our other outstanding shares.

Under German law, we may pay dividends only from the distributable profit (Bilanzgewinn) reflected in our unconsolidated financial statements (as opposed to the consolidated financial statements for us and our subsidiaries) prepared in accordance with the principles set forth in the German Commercial Code (Handelsgesetzbuch) and adopted by our management board (Vorstand) and the supervisory board (Aufsichtsrat), or, as the case may be, by our shareholders in a shareholders’ meeting. See “Description of Share Capital and Articles of Association (Satzung),” which explains in more detail the procedures we must follow and the German law provisions that determine whether we are entitled to declare a dividend.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION (SATZUNG)

The following description of our share capital is a summary of the rights of our ordinary shares and certain provisions of our articles of association in effect as of November 9, 2020. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus forms a part, as well as to the applicable provisions of German legislation on stock corporations. We encourage you to read our articles of association and applicable German legislation on stock corporations carefully.

General

We were incorporated as a German stock corporation (Aktiengesellschaft) with the legal name Petersberg 91. V V AG under the laws of the Federal Republic of Germany on June 2, 2008. We changed our name to BioNTech AG on December 11, 2008. Effective as of March 8, 2019, the date on which the change of legal form and company was registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Germany, we converted to a Societas Europaea with the legal name BioNTech SE. We completed our initial public offering in October 2019. The principal legislation under which we operate and our shares are issued are the Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE), the German Law on the Implementation of Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE) (Gesetz zur Ausführung der Verordnung (EG) NR. 2157/2001 des Rates vom 8. Oktober 2001 über das Statut der Europäischen Gesellschaft (SE) (SE-Ausführungsgesetz—SEAG)) and the German Stock Corporation Act (Aktiengesetz), in each case as amended.

We are registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Mainz, Germany, under number HRB 48720. Our statutory seat is in Mainz, Germany, and our registered office is An der Goldgrube 12, 55131 Mainz, Germany. Copies of our Articles of Association (Satzung) will be publicly available from the commercial register (Handelsregister) at the local court of Mainz, Germany, electronically at www.unternehmensregister.de and as an exhibit to the registration statement of which this prospectus forms a part.

Share Capital

We have share capital registered in the commercial register (Handelsregister) in the amount of €246,310,081, which is divided into 246,310,081 registered shares (Namensaktien). All shares are shares with no par value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00. Each issued ordinary share is fully paid.

Form, Certification and Transferability of Shares

The form and contents of our share certificates, collective share certificates and global share certificates are determined by our Management Board. A shareholder’s right to certification of its shares is excluded, to the extent permitted by law and to the extent that certification is not required by the stock exchange on which the shares or rights or certificates representing them are admitted to trading. We are permitted to issue collective share certificates and global share certificates that represent multiple or all of our shares.

Our shares are freely transferable under German law.

Changes in Our Share Capital During the Last Three Fiscal Years

Our share capital as registered with the commercial register (Handelsregister) amounts to €246,310,081. Since January 1, 2017, (up until and including the capital increase of August 16, 2019, without giving effect to the 18-to-1 stock split which became effective on September 18, 2019), our share capital has changed as follows:

•	On September 14, 2017, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 9,083,000 shares;

•	On February 1, 2018, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 1,254,884 shares;

•	On September 12, 2018, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 32,373 shares;

•	On October 18, 2018, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 186,715 shares;

•	On January 29, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 282,678 shares;

•

On April 24, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 131,933 shares against contributions in kind (swap of shares in our company against shares in one of our subsidiary companies);

•	On June 26, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 666,123 shares;

•	On August 16, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 333,310 shares;

•

On September 18, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 206,595,492 shares by way of a capital increase from our funds; thus, no contribution by investors was made;

•	On September 26, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 3,038,674 shares;

•	On October 14, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 10,000,000 shares;

•	On November 6, 2019, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 517,408 shares;

•	On April 23, 2020, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 1,580,777 shares;

•	On May 5, 2020, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 2,377,446 shares;

•	On May 8, 2020, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 1,935,488 shares;

•	On July 24, 2020, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 5,500,000 shares;

•	On August 24, 2020, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 16,124 shares; and

•	On September 8, 2020, our share capital as registered with the commercial register (Handelsregister) was increased by issuing 2,595,996 shares.

Anti-takeover Provisions of Our Charter Documents

Our Articles of Association (Satzung) do not include any provisions that would have a direct effect of delaying, deferring or preventing a change of control. However, in the event of a hostile takeover, we could use our authorized capital to increase our share capital to issue new shares to an investor at a premium. An increase in the number of shares outstanding could have a negative effect on a party’s ability to carry out a hostile takeover. The provisions of German law relating to public bids and takeovers that require any such bids to be carried out in a manner designed to safeguard equal and fair treatment to all shareholders and give them a right to be bought out at an adequate compensation where a party acquires “control” (as such term is defined in such provisions) over the relevant company do not apply.

Future Changes to the Share Capital

Authorized Capital

Under the relevant law, the general meeting of a European stock corporation (Societas Europaea) governed by German law can authorize the Management Board to, with the consent of the Supervisory Board, issue shares in a specified aggregate nominal amount of up to 50% of the issued share capital of such company at the time the resolution becomes effective. The shareholders’ authorization becomes effective upon registration in the commercial register (Handelsregister) and may extend for a period of no more than five years thereafter. Under § 4(5) of our Articles of Association (Satzung), the Management Board is authorized to increase our share capital, on one or more occasions, by a total of up to €91,812,171 by issuing, on one or more occasions, up to 91,812,171 new, registered shares with no par value (Genehmigtes Kapital), in each case with consent of the Supervisory Board. This authorization expires on August 18, 2024.

Any new shares issued from the authorized capital will participate in the profits starting with the fiscal year for which the annual financial statements have not yet been submitted to the general meeting at the time of registration of the implementation of the capital increase. Further details of a capital increase from the authorized capital may be specified by the Management Board.

Conditional Capital

Pursuant to § 4(6) of our Articles of Association (Satzung), our share capital is conditionally increased by €21,874,806 through issuance of new, registered shares with no par value (Bedingtes Kapital ESOP 2017/2019). The conditional capital may only be used to issue shares to the holders of option rights granted under our ESOP to members of our Management Board and to certain of our employees.

The conditional capital increase will only be implemented to the extent that stock options under our ESOP are exercised and said stock options are not serviced by our providing treasury shares or through cash payments. Any new shares issued under the conditional capital pursuant to the said § 4(6) of our Articles of Association (Satzung) shall be entitled to dividends from the beginning of the previous financial year in case they are created by the exercise of subscription rights until the start of the annual general meeting of the Company and otherwise from the beginning of the financial year in which they are created as a result of the exercise of the stock options.

Pursuant to § 4(7) of our Articles of Association (Satzung), our share capital is conditionally increased by €87,499,260 through issuance of new, registered shares with no par value (Bedingtes Kapital WSV 2019). The conditional capital may only be used to issue shares to the holders or creditors of option rights or conversion rights or those under an obligation to convert under warrant-linked or convertible bonds avail of their option rights or conversion rights or where they are under an obligation to convert, to the extent they satisfy their obligation to convert, or to the extent that we exercise a right to choose to grant our shares, in whole or in part instead of paying a monetary amount due, and to the extent cash compensation is not granted in each relevant case or treasury shares or shares of another stock-listed company are not utilized for servicing.

Any new shares issued under the said conditional capital pursuant to the said § 4(7) of our Articles of Association shall carry an entitlement to dividends from the beginning of the financial year in which they are created; however, as far as the law permits, the Management Board can confer dividend rights for new shares in derogation of the foregoing.

Preemptive Rights

German law generally provides shareholders with preemptive rights when new shares, convertible bonds, bonds with warrants, profit participation rights or participating bonds are issued. This requirement, however, may also be satisfied by way of a credit institution subscribing for the securities and then offering them to the shareholders for purchase (mittelbares Bezugsrecht).

Further, it is possible for a shareholder resolution approved by three-quarters of the share capital voting on the resolution to exclude preemptive rights both where the general meeting itself resolves that the new securities to be issued and in relation to the authorized capital, i.e., an authorization to the Management Board to, with the consent of the Supervisory Board, resolve on the issuance of new securities; provided, however, that in each case the exclusion or the authorization to so exclude preemptive rights, respectively, must be justified by specific facts, in accordance with established case law of the German Federal Court of Justice (BGH). The German Federal Court of Justice (BGH) considers the exclusion of subscription rights justified if it (i) serves a purpose in the company’s interests, (ii) is suitable for attaining such purpose, and (iii) is necessary and appropriate. Additionally, the management board must submit a written report to the shareholders’ meeting in which it presents the reasons for the exclusion of the subscription rights.

Accordingly, under our Articles of Association (Satzung), the Management Board may, with the consent of the Supervisory Board, exclude such preemptive rights in a capital increase from the authorized capital in the following circumstances:

•	to exclude fractional amounts from the subscription right;

•

in the case of a capital increase against cash contributions, if the issue price of the new shares is not significantly lower than the market price of the company’s shares already listed on the stock exchange at the time the issue price is finally determined. However, this authorization shall only apply subject to the provision that the shares issued excluding subscription rights in accordance with Section 186(3) Sentence 4 AktG may not exceed a total of 10% of the share capital either at the time this authorization takes effect or, if this amount is lower, at the time this authorization is exercised. This limit of 10% of the share capital includes shares which are issued or disposed of during the term of this authorization until the date of its exercise in direct or equivalent application of Section 186(3) Sentence 4 AktG. Shares which are used to service bonds with convertible or option rights or convertible obligations are to be offset against the 10% limit if these bonds were issued under exclusion of shareholder subscription rights in accordance with Section 186(3) Sentence 4 AktG during the entitlement period. Treasury shares are to be offset against the 10% limit, where they were disposed of by the company during the term of this authorization with the exclusion of subscription rights pursuant to or in analogous application of Section 186(3) Sentence 4 AktG;

•

in the case of capital increases in exchange for contributions in kind, in particular in order to be able to offer the shares to third parties when purchasing companies, parts of companies or interests in companies as well as licenses or industrial property rights;

•

in order to grant subscription rights to new shares to holders of conversion or option rights in respect of bonds issued by the company or its subordinated domestic or foreign Group companies, to the extent to which they would be entitled after exercising their conversion or option rights or after fulfilling an agreed conversion obligation;

•

to implement an election dividend by which shareholders are given the option to contribute their dividend entitlements (either in whole or part) as a contribution in kind against issuance of our new shares;

•

in case shares are to be issued to a member of our Management Board or to another person who is employed by us or one of our affiliates and a minimum holding period of at least one year and the obligation to transfer back the shares in the event that the beneficiary is not employed by us or one of our affiliated companies for the entire duration of the holding period or any other agreed period is agreed upon. Additional restrictions with regard to the shares issued may be agreed upon;

•

after listing on Nasdaq, if excluding subscription rights, according to the written declaration of an internationally renowned investment bank, is expedient to the shares’ successful placement in view of the requirements of eligible investors and if the discount by which the issue price of the shares may be below the current stock exchange price at the time the Management Board adopts the resolution on using authorized capital, according to such declaration, does not exceed the extent necessary for a successful placement; and

•

in order to be able to satisfy an option to acquire additional ordinary shares or American Depositary Shares that has been agreed with the issuing banks in connection with a public offering of our shares in the form of American Depositary Shares.

The total number of new shares issued from the authorized capital and under exclusion of subscription rights pursuant to bullets one through three and seven above may not exceed 20% of the share capital, either at the time this authorization becomes effective or, if lower, at the time it is utilized. To be counted against the aforementioned 20% limit are: (i) those shares issued or to be issued to service conversion or option rights or conversion or option obligations or tender rights of the issuer under bonds, if the bonds have been issued during the term of this authorization up to the time of its exercise, excluding the subscription rights of shareholders, as well as, to a certain extent (ii) treasury shares that have been disposed under exclusion of subscription rights during the term of this authorization (except in the case of certain exceptions of the resolution to item no. 8 of the general meeting of August 19, 2019).

Following the registration with the commercial register (Handelsregister) of the change to our Articles of Association (Satzung) resolved upon by our shareholders on June 26, 2020, the list of authorizations to exclude subscription rights will be modified as follows:

•

the authorization to exclude subscription rights based on the written declaration of an internationally renowned investment bank (that such exclusion is expedient to the shares’ successful placement and any discount to the current stock exchange price does not exceed the extent necessary for a successful placement) would be deleted; and

•

an authorization would be added to exclude subscription rights in capital increases, in each case if excluding subscription rights, according to the assessment by the Management Board, is expedient to the shares’ successful placement in view of the requirements of eligible investors and if the discount by which the issue price of the shares may be below the current stock exchange price at the time the Management Board adopts the resolution on using authorized capital, according to the assessment by the Management Board, does not exceed the extent necessary for a successful placement and in any case does not exceed 10% of either the latest available closing price at the time when the issue price is fixed or the volume-weighted average price over a period of up to five trading days ending on the day on which the issue price is so fixed.

For the purposes of limiting the amount of shares to be issued under exclusion of subscription rights to 20% (as described above), this newly introduced authorization would, effective upon registration with the commercial register (Handelsregister), replace the one that will be deleted. Also, in order to calculate the actual maximum number of shares in this regard (as described above), the Articles of Association (Satzung) would no longer reference the share capital at the time the authorization originally came into effect, but the share capital at the time this amendment to the Articles of Association (Satzung), resolved upon by the general meeting of June 26, 2020, will come into effect by way of registration with the commercial register (Handelsregister).

Corporate Purpose of our Company

Our business objective, as described in § 2 of our Articles of Association (Satzung), is to research and develop, as well as to manufacture and market immunological and RNA-based drugs and test methods for the diagnosis, prevention and treatment of cancer, infectious diseases and other serious diseases.

Shareholders’ Meetings and Voting Rights

Pursuant to our Articles of Association (Satzung), shareholders’ meetings may be held at our seat or in any municipality in Germany with more than 500,000 inhabitants. Generally, shareholders’ meetings are convened by our Management Board, or our Supervisory Board. Shareholders representing in the aggregate at least five percent of our ordinary shares may, subject to certain formal prerequisites, request that a shareholders’ meeting be convened. Shareholders representing in the aggregate at least five percent of our ordinary shares or owning shares with an aggregate nominal value of at least €500,000 may request the addition of one or several items to the agenda of any shareholders’ meeting. Shareholders’ meetings may be summoned either via publication in the German Federal Gazette (Bundesanzeiger) or via mail or (after the pertinent amendment to the Articles of Association (Satzung), resolved upon by the general meeting of June 26, 2020, has come into effect) via email, in each case generally at least 36 days before the meeting.

Shareholders may participate in and vote in the shareholders’ meeting if they are registered as a shareholder with the Company’s share register. A shareholder who wishes to attend the shareholders’ meeting—either in person or by proxy, which may also be appointed by us (Stimmrechtsvertreter)—must register for the meeting, which registration must occur no later than six days before the meeting (or at a later date, if so determined by our Management Board).

Each share carries one vote at a shareholders’ meeting. Resolutions are, in accordance with our Articles of Association (Satzung), generally taken by simple majority of the votes cast. However, under applicable German and European law, a number of resolutions must be passed by either a three-quarter majority of the votes cast or a three-quarter majority of the share capital represented at the meeting. The fact that in these cases the quorum is determined in relation to the share capital or shares present (as opposed to, for example, all shares eligible to vote) means that holders of a minority of our shares could potentially control the outcome of resolutions.

Claims against Directors and Shareholders’ Derivative Actions

Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company, or in cases where there is an irregularity in the company’s internal management or supervision. Therefore, such claims may only be raised by the company represented by its management board, or, in the case of a wrong committed by a member of the Management Board, by the Supervisory Board. This concerns, in particular, claims against members of the Management Board or the Supervisory Board.

However, pursuant to German case law, the Supervisory Board is obliged to pursue the company’s claims against the Management Board, unless the interest of the company keeps them from doing so. Further, the Management Board, or, if a claim is against a member of the Management Board, the Supervisory Board, is obliged to pursue the company’s claims against the designated individuals if so resolved by a simple majority of votes cast during a shareholders’ meeting. With a simple majority of votes, shareholders can also request that a representative pursue the claim on behalf of the company. The court may appoint such a representative upon the request of shareholders holding at least 10% of the company’s share capital or a participation of at least €1,000,000 in the share capital.

If the company is unable to fulfill its third-party obligations, the company’s creditors may pursue the company’s damage claims against members of the Management Board for certain wrongdoings.

Under certain circumstances, shareholders can bring forward damage claims of the company against its management on their own behalf. In order to bring forward such a claim one shareholder alone or together with other shareholders needs to hold at least 1% of the company’s share capital or a participation of €100,000 in the share capital. Additionally, the claimant(s) must comply with special claim approval procedures conducted before a competent court which will allow the pertinent request only if there are circumstances justifying the assumption that damage has been afflicted on the company by improper conduct or a gross breach of the law or the articles of association.

Dividend Rights

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the Management Board and Supervisory Board submit a proposal to the company’s annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution.

German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements prepared in accordance with German law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses brought forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders generally participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting, in compliance with the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Authorization to Purchase and Sell Our Own Shares

We may not purchase our own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act. The Company’s shareholders’ meeting held on August 19, 2019 authorized the Management Board until August 18, 2024, provided it complies with the legal requirement of equal treatment, to acquire treasury shares up to a total of 10% of the Company’s share capital at the time of the relevant resolution or at the time the authorization is exercised. These shares held by the Company (including shares attributable to it pursuant to the AktG) must never exceed 10% of the share capital. The shares may be purchased (i) through the stock exchange, (ii) by means of a public offer directed to all shareholders of the Company, (iii) by means of a public invitation to the shareholders to make a sales offer or (iv) from the Bill & Melinda Gates Foundation under very limited circumstances as specified in the authorization. Such shares may not be purchased for trading purposes. The Management Board is authorized to use the shares only as specified in the authorization.

Squeeze-Out of Minority Shareholders

Under German law, the shareholders’ meeting of a stock corporation may resolve, upon request of a shareholder that holds at least 95% of the share capital, that the shares held by any remaining minority shareholders be transferred to the majority shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

A squeeze-out in the context of a merger (umwandlungsrechtlicher Squeeze-Out) only requires a majority shareholder to hold at least 90% of the share capital.

Liquidation Rights

Apart from liquidation, e.g., as a result of insolvency proceedings, we may be liquidated with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act provides certain protections for creditors which must be observed in the event of liquidation.

Differences in Corporate Law

The applicable provisions of the SE Regulation in conjunction with the German Stock Corporation Act as applied to a European stock corporation that has its legal seat in Germany differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the SE Regulation in conjunction with the German Stock Corporation Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and European and German law.

	European Union/Federal Republic of Germany	Delaware
Board System

A European stock corporation may choose to have a two-tier board structure composed of the Management Board (Vorstand) and the Supervisory Board (Aufsichtsrat). We have chosen this structure.

The Management Board is responsible for running the company’s affairs and representing the company in dealings with third parties.

The Supervisory Board of a European stock corporation under German law has a control and supervisory function. The Supervisory Board does not actively manage the company but certain Management Board actions require the approval of the Supervisory Board.

Under Delaware law, a corporation has a unitary board structure, and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the stockholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

Appointment and Number of Directors	Under applicable European and German law, a European stock corporation governed by German law with a share capital of at least €3 million generally must have at least two members on its Management Board and the number of members shall be determined by or in the manner provided in the company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

The Supervisory Board must consist of at least three but—depending on the share capital—no more than 21 Supervisory Board members, whereby the number of Supervisory Board members must be divisible by three if this is necessary for the fulfilment of co-determination requirements. The articles of association of the company must specify if the Supervisory Board has more than three members.

	European Union/Federal Republic of Germany	Delaware
Supervisory Board members are either appointed by the shareholders’ meeting or delegated by one or more individual shareholders if so provided for in the company’s articles of association. If the Supervisory Board consists of fewer members than is required to meet the quorum for resolutions (either statutory or pursuant to the company’s articles of association), a competent court may appoint additional members as needed to meet the quorum. The provisions of German law in relation to employees’ co-determination do not apply to the Company.

Removal of Directors	Members of the Management Board of a European stock corporation are appointed by the Supervisory Board for a maximum period of six years with an opportunity to be reelected. The articles of association may provide for a shorter term, which in our case is up to five years. The members of the Management Board may be reelected, even repeatedly. The Supervisory Board may remove a member of the Management Board prior to the expiration of his or her term only for cause, such as gross breach of duties (grobe Pflichtverletzung), the inability to manage the business properly (Unfähigkeit zur ordnungsgemäßen Pflichtausübung) or a vote of no-confidence during the shareholders’ meeting (Vertrauensentzug). The shareholders themselves are not entitled to appoint or dismiss the members of the Management Board.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Under European law, a member of the Supervisory Board of a company may be elected for a term of up to six years. The articles of association may provide for a shorter term. Our Supervisory Board members are, if the general meeting does not resolve on a shorter term, elected for a period up to the end of the general meeting deciding on the discharge for the fourth financial year after the election. Reelection, including repeated reelection, is permissible. Members of the Supervisory Board may be removed

	European Union/Federal Republic of Germany	Delaware
with or without cause by way of a general meeting resolution, with the applicable majority requirement depending on the relevant company’s articles of association.

Vacancies on the Board of Directors	Under the law, vacant positions on the Management Board are filled by the Supervisory Board in accordance with the general rules of appointment, which provide that vacancies are filled by the simple majority of votes of Supervisory Board members present or represented by proxy at the vote (with, under certain circumstances, the chairman having a casting vote), unless otherwise provided by the company’s articles of association. In case of emergencies, a vacant position on the Management Board may be filled by an individual appointed by the court. Vacant positions on the Supervisory Board are filled in accordance with the general rules of appointment.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or by-laws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	A European stock corporation which is governed by German law must hold an annual shareholders’ meeting within six months of the end of its fiscal year. The annual shareholders’ meeting must be held at a location determined by the articles of association. If the articles of association do not provide for a specific location, the shareholders’ meeting shall be held at the company’s seat or, if applicable, at the venue (in Germany) where its shares are listed.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the law, extraordinary shareholders’ meetings, in addition to the annual shareholders’ meetings, may be called by either the Management Board, or by the Supervisory Board. Shareholders holding at least 5% of the company’s share capital are entitled to request that an extraordinary shareholders’ meeting be convened. In the event that the meeting is not then so convened, a competent court may order that the meeting be convened or authorize the shareholders or their representative to convene the meeting themselves.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

	European Union/Federal Republic of Germany	Delaware
Notice of General Meetings

Under applicable European and German law, unless a longer period is otherwise provided for in the articles of association or applies because of registration requirements stipulated in the articles of association, the shareholders must be given at least 30 days’ advance notice of the shareholders’ meeting. Such notices must at least specify the name of the company, the statutory seat of the company, and the location, date and time of the shareholders’ meeting. In addition, the invitation must contain the agenda items as well as the Management Board’s and the Supervisory Board’s voting proposal for each agenda item and, depending on the circumstances, certain further information.

If all shareholders entitled to attend the shareholders’ meeting are present or represented and do not object to the meeting being held, the formalities of calling and holding of a shareholders’ meeting do not apply.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy

A shareholder may designate another person to attend, speak and vote at a shareholders’ meeting of the company on such shareholder’s behalf by proxy.

With respect to Management Board meetings, a Management Board member may transmit its (written or verbal) vote via another Management Board member.

With respect to Supervisory Board meetings, a Supervisory Board member may participate in voting by issuing a written vote to another Supervisory Board member or any third party entitled to attend the Supervisory Board meeting.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the law applicable to European stock corporations governed by German law, existing shareholders have a statutory subscription right for any additional issue of shares or any security convertible into shares pro rata to the nominal value of their respective holdings in the company, unless (i) shareholders representing three-quarters of the registered share capital present at the shareholders’ meeting	Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

	European Union/Federal Republic of Germany	Delaware
have resolved upon the whole or partial exclusion of the subscription right and (ii) there exists good and objective cause for such exclusion. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory subscription rights.

Authority to Allot	Under applicable European and German law, the Management Board may not allot shares, grant rights to subscribe for or to convert any security into shares unless a shareholder resolution to that effect has been passed at the company’s shareholders’ meeting granting the Management Board with such authority—subject to the approval of the Supervisory Board—in each case in accordance with the provisions of the German Stock Corporation Act.	Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a Management or Supervisory Board member from any liability that would otherwise attach to such board member in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under German law, members of both the Management Board and members of the Supervisory Board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board. The company may waive claims for damages against a negligent Management or Supervisory Board member only after the expiry of three years.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

	European Union/Federal Republic of Germany	Delaware
Voting Rights	Under the relevant European and German law, each share, except for statutory non-voting preferred shares (nicht stimmberechtigte Vorzugsaktien), entitles its holder to vote at the shareholders’ meeting with, in the case of no-par value shares, each share conferring one vote. While German law does not provide for a minimum attendance quorum for shareholders’ meetings, the company’s articles of association may so provide. In general, resolutions adopted at a shareholders’ meeting may be passed by a simple majority of votes cast, unless a higher majority is required by law or under the company’s articles of association.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions	Under applicable European and German law, certain shareholders’ resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	Under applicable European and German law, both Management and Supervisory Board members must conduct their affairs with “the care and diligence of a prudent business man” and act in the best interest of the company. The scope of the fiduciary duties of Management and Supervisory Board members is generally determined by European and German legislation and by the courts.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

European Union/Federal Republic of Germany	Delaware

Statutory and fiduciary duties of members of the Management Board to the company include, among others:

•  to act in accordance with the law, the company’s articles of association and the rules of procedure for the Management Board, if any;

•  to report to the Supervisory Board on a regular basis as well as on certain important occasions;

•  to exercise reasonable care, skill and diligence;

•  to maintain a proper accounting system;

•  to not compete, directly or indirectly, with the company without permission by the supervisory board; and

•  to secure that no further transactions are made in case of insolvency.

Statutory and fiduciary duties of members of the Supervisory Board to the company include, among others:

•  to effectively supervise the Management Board’s handling of the company’s affairs;

•  to evaluate and issue a resolution on certain transactions which can only be conducted by the Management Board after approval of the Supervisory Board;

•  to approve the company’s financial statements;

•  to appoint the Management Board members and to represent the company in transactions between the company and members of the Management Board; and

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

	European Union/Federal Republic of Germany	Delaware
• to approve service contracts between individual members of the Supervisory Board and the company.

Stockholder Actions

Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company, or in cases where there is an irregularity in the company’s internal management or supervision. Therefore, such claims may only be raised by the company represented by its Management Board, or, in the case of a wrong committed by a member of the Management Board, by the Supervisory Board.

Additionally, pursuant to German case law, the Supervisory Board is obliged to pursue the company’s claims against the Management Board, unless the interest of the company keeps them from doing so.

The Management Board, or, if a claim is against a member of the Management Board, the Supervisory Board, is obliged to pursue the company’s claims against the designated individuals if so resolved by a simple majority of votes cast during a shareholders’ meeting. With a simple majority of votes, shareholders can request that a representative pursues the claim on behalf of the company.

If the company is unable to fulfill its third-party obligations, the company’s creditors may pursue the company’s damage claims against members of the Management Board for certain wrongdoings.

Under certain circumstances, shareholders can bring forward damage claims of the company against its management on their own behalf. In order to bring forward such a claim one shareholder alone or together with other shareholders needs to hold at least one percent of the company’s share capital or a participation of €100,000 in the share

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•  either (i) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action, or (ii) or state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

European Union/Federal Republic of Germany	Delaware
capital. Additionally, the claimant(s) need(s) to pass through special claim approval procedures.

Stock Exchange Listing

ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “BNTX.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver the American Depositary Shares, or the ADSs. Each ADS will represent one share (or a right to receive one share) deposited with The Bank of New York Mellon SA/NV as custodian for the depositary in Germany. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or an ADR, which is a certificate evidencing a specific number of ADSs registered in your name, or (b) by having uncertificated ADSs registered in your name, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC. If you hold ADSs directly, you are a registered ADS holder, or an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. European and German law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Those documents are filed as exhibits to the registration statement of which this prospectus forms a part.

Dividends and Other Distributions

How will ADS holders receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do ADS holders vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the State of New York and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If (i) we asked the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:

•	we wish the depositary to vote uninstructed shares;

•	we reasonably do not know of any substantial shareholder opposition to a particular question; and

•	the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to vote the number of deposited securities represented by your ADSs in favor of any resolution that we proposed in the invitation to the shareholders’ meeting.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

•	we appear to be insolvent or enter insolvency proceedings

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because (i) the depositary has closed its transfer books or we have closed our transfer books, (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including ADSs. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

In addition, we will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;

•	the terms and conditions, if any, for conversion into or exchange for ordinary shares or ADSs;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES OR ADSs

We may issue rights to subscribe for our ordinary shares or ADSs. Rights to subscribe for new ordinary shares would be transferable and rights to subscribe for new ADSs may or may not be transferable. In connection with any offering of rights, we may or may not enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The terms of the rights to subscribe for shares of our ordinary shares or ADSs will be set forth in a prospectus supplement which we will file with the SEC, and which will describe, among other things:

•	the exercise price;

•	the aggregate number of rights to be issued;

•	the number of ordinary shares or ADSs purchasable upon exercise of each right;

•	the procedures and limitations relating to the exercise of the rights;

•	the date upon which the exercise of rights will commence;

•	the record date, if any, to determine who is entitled to the rights;

•	the expiration date;

•	the extent to which the rights are transferable;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed ordinary shares or ADSs;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

•	any other material terms of the rights.

As permitted under German law, if we obtain binding, irrevocable agreements from certain existing shareholders not to transfer or exercise rights to be granted in a future rights offering, we may attempt to sell the new shares represented by such rights either before or after the rights offering. In addition, if fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such equity securities issued by us at a specified purchase price, which may be based on a formula, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts we issue will be physically settled by delivery of the securities. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units of any combination of the other types of securities offered under this prospectus in one or more series. The applicable prospectus supplement will describe:

•	the terms of the units and of the separate constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at the market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ADS sold will be sold at negotiated prices or at prices related to the then prevailing market prices for the ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of ADSs or our ordinary shares. The terms of each such distribution agreement will be described in a prospectus supplement.

We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than ADSs representing our ordinary shares, which are listed on Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than ADSs representing our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses	Amount
Securities and Exchange Commission registration fee	$(1)(2)
FINRA filing fee	225,500
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Depositary’s fees	(2)
Miscellaneous costs	(2)

Total	$(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities and certain other matters of German law will be passed upon for us by Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, Hamburg, Germany. Certain matters of U.S. law will be passed upon for us by Covington & Burling LLP, New York, New York. Members of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB are the beneficial owners of less than 1% of our ordinary shares.

EXPERTS

The consolidated financial statements of BioNTech SE appearing in BioNTech SE’s Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered business address of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft is Börsenplatz 1, 50667 Cologne, Germany.

The financial statements of Neon Therapeutics, Inc. incorporated in this Prospectus by reference to Neon Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Neon Therapeutics, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under European laws and the laws of the Federal Republic of Germany. In addition, all of our directors and officers reside outside of the United States and our assets and those of our non-U.S. subsidiaries are located outside of the United States. As a result, it may not be possible for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

Awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Germany. In addition, actions brought in a German court against BioNTech or the members of our supervisory Board and Management Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Germany will depend on the particular facts of the case as well as the laws and treaties in effect at the time.

Litigation in the Federal Republic of Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, certain members of our Management and Supervisory Boards and senior management and the experts named in this prospectus. The United States and Germany do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, though recognition and enforcement of foreign judgments in Germany is possible in accordance with applicable German laws. Even if a judgment against our company, the members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. These filings and our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a “shelf” registration statement on Form F-3 under the Securities Act, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website listed in the previous paragraph.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in

Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of our general meetings of shareholders and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

We maintain a corporate website at https://www.biontech.de. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-39081). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. We are incorporating by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020;

•

Our Form 6-K filed with the SEC on May 12, 2020, containing our unaudited interim condensed consolidated financial statements as of and for the three months ended March  31, 2020, our Form 6-K filed with the SEC on August 11, 2020, containing our unaudited interim condensed consolidated financial statements as of and for the three and six months ended June 30, 2020, and our Form 6-K filed with the SEC on November 9, 2020, containing certain unaudited pro forma financial information;

•

Neon Therapeutics, Inc.’s audited consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended and the audit report of the independent registered public accounting firm, included on pages F-1 through F-28 of Neon Therapeutics, Inc.’s Form 10-K filed with the SEC on March 2, 2020;

•

Neon Therapeutics, Inc.’s unaudited interim condensed consolidated financial statements as of March 31, 2020 and for the three-month periods ended March 31, 2020 and 2019 included in Item 1 of Neon Therapeutics, Inc.’s Form 10-Q filed with the SEC on May 1, 2020; and

•	The description of the ADSs and ordinary shares contained in our Form 8-A filed with the SEC on October 7, 2019, including any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act, after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

BioNTech SE

An der Goldgrube 12

D-55131 Mainz

Germany

Attention: James Ryan, Vice President, Legal and IP

Our SEC filings are also available (free of charge) from our web site at www.biontech.de. The information contained on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Ordinary Shares Represented by American Depositary Shares,

Debt Securities, Rights to Subscribe for Ordinary Shares or

American Depositary Shares, Purchase Contracts and Units

PROSPECTUS

November 9, 2020

PROSPECTUS SUPPLEMENT

Up to $500,000,000

BioNTech SE

Ordinary Shares

Represented by American Depositary Shares

We have entered into a sales agreement with Jefferies LLC, or Jefferies, and SVB Leerink LLC, or SVB Leerink, dated November 9, 2020, relating to the sale of our ordinary shares, with no par value, represented by American Depositary Shares, or ADSs, offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement, we may offer and sell ADSs having an aggregate offering price of up to $500 million from time to time through Jefferies and SVB Leerink, referred to together as the sales agents and each individually as a sales agent.

Sales of ADSs, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Global Select Market, the existing trading market for ADSs representing our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise and/or any other method permitted by law. The sales agents are not required to sell any specific amount, but will each act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each sales agent will be entitled to compensation at a commission rate of up to 3% of the gross sales price of the ADS sold by such sales agent under the sales agreement. See “Plan of Distribution” beginning on page S-26 for additional information regarding the compensation to be paid to the sales agents. In connection with the sale of the ADSs on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including civil liabilities under the Securities Act.

ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “BNTX.” On November 6, 2020, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $92.00.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference in this prospectus supplement.

As of the date of this prospectus supplement, we are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, are eligible for reduced public company disclosure requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies	SVB Leerink

Prospectus supplement dated November 9, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may, from time to time, sell ADSs having an aggregate offering price of up to $500 million under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the ADSs that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the sales agents have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, any amendment to this prospectus supplement, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the sales agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

The information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed since materially those dates.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs representing our ordinary shares and the distribution of this prospectus outside of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “BioNTech,” the “Company,” “we,” “us” and “our” refer to BioNTech SE and our wholly owned subsidiaries.

Our financial information is presented in Euros. For the convenience of the reader, we have translated some of our financial information into U.S. dollars. Unless otherwise indicated, these translations were made at the rate of €1.00 to $1.1870, the exchange rate published by the German Central Bank (Deutsche Bundesbank) on November 6, 2020. Such U.S. dollar amounts are not necessarily indicative of the amounts of U.S. dollars that could actually have been purchased upon exchange of Euros at the date indicated. All references in this prospectus to “$” mean U.S. dollars and all references to “€” mean Euros.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

The BioNTech SE logo, FixVac®, RiboMab®, RiboCytokine®, RECON® and NEO-STIM™ and other trademarks or service marks of BioNTech appearing in this prospectus supplement are the property of the Company. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus supplement are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus supplement contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus supplement are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in the ADSs representing our ordinary shares discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

We are a next generation immunotherapy company pioneering novel therapies for cancer and other serious diseases. We exploit a wide array of computational discovery and therapeutic drug platforms for the rapid development of novel biopharmaceuticals. Our broad portfolio of oncology product candidates includes individualized and off-the-shelf mRNA-based therapies, innovative chimeric antigen receptor T cells, bi-specific checkpoint immuno-modulators, targeted cancer antibodies and small molecules. Based on our deep expertise in mRNA vaccine development and in-house manufacturing capabilities, we and our collaborators are developing multiple mRNA vaccine candidates for a range of infectious diseases alongside its diverse oncology pipeline. We have established a broad set of relationships with multiple global pharmaceutical collaborators, including Genmab, Sanofi, Bayer Animal Health, Genentech, a member of the Roche Group, Regeneron, Genevant, Fosun Pharma and Pfizer.

We were incorporated on June 2, 2008 as Petersberg 91, V V AG, a German stock corporation (Aktiengesellschaft). We changed our name to BioNTech AG on December 11, 2008. On March 8, 2019, we converted to a European stock corporation (Societas Europaea, or SE) under the laws of Germany and the European Union called BioNTech SE. We completed our initial public offering in October 2019. ADSs representing our ordinary shares are currently listed on the Nasdaq Global Select Market under the symbol “BNTX.”

Our principal executive offices are located at An der Goldgrube 12, D-55131 Mainz, Germany. Our telephone number is +49 6131-9084-0. Our website address is http://www.biontech.de. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As of the date of this prospectus supplement, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to publicly traded entities that are not emerging growth companies. These exemptions include:

•	the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;

•

to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

•

an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

As a result, the information contained in this prospectus supplement may be different from the information you receive from other public companies in which you hold shares.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the IASB.

We may take advantage of these provisions for up to five years from the completion of our initial public offering or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years and (iii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million. As of June 30, 2020, which was the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeded $700 million. Consequently, we expect that we will cease to be an emerging growth company no later than December 31, 2020, and we expect to qualify as a large accelerated filer as of that date. As a result, we expect that, as of December 31, 2020, we will be required to adhere to, among other things, the auditor attestation requirement in the assessment of internal control over financial reporting and compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements. For additional information, please see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, incorporated by reference herein.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, even after we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

ADSs Offered by Us	ADSs, each representing one ordinary share, having an aggregate offering price of up to $500 million.

Manner of Offering	“At the market offering” that may be made from time to time through our sales agents, Jefferies and SVB Leerink. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. We may also use a portion of the net proceeds to in-license or acquire or invest in complementary technologies, products, businesses or assets, either alone or together with a collaborator. However, we have no current plans, commitments or obligations to do so. See “Use of Proceeds.”

Risk Factors	You should carefully consider the risks described under “Risk Factors” in this prospectus supplement and in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference herein, for a discussion of factors to consider carefully before deciding to purchase ADSs.

Nasdaq Global Select Market Symbol	ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “BNTX.”

RISK FACTORS

Investing in the ADSs representing our ordinary shares involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of the ADSs representing our ordinary shares could decline and you might lose all or part of your investment.

Additional Risks Related to Ownership of the ADSs and This Offering

You may experience immediate and substantial dilution in the book value of your investment.

The offering price per ADS in this offering may exceed the net tangible book value per ADS prior to this offering. Assuming that an aggregate of $500 million of ADSs are sold at an assumed public offering price of $92.00 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on November 6, 2020, and after deducting estimated commissions and estimated offering expenses payable by us, you would experience immediate dilution of $86.37 per ADS, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering and the assumed offering price. See “Dilution.”

Holders of the ADSs may not be able to participate in any future preemptive subscription rights issues or elect to receive dividends in shares, which may cause additional dilution to their holdings.

Under German law, the existing shareholders of a company generally have a preemptive right in proportion to the amount of shares they hold in connection with any issuance of ordinary shares, convertible bonds, bonds with warrants, profit participation rights and participating bonds. However, our shareholders in a shareholders’ meeting may vote, by a majority representing at least three-quarters of the share capital represented at the meeting, to waive this preemptive right provided that, from the company’s perspective, there exists good and objective cause for such waiver.

The deposit agreement provides that the depositary need not make rights available to you unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our future rights offerings and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case you will receive no value for these rights.

The actual number of ADSs we will sell under the sales agreement and the gross proceeds resulting from such sales is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the sales agreement. The number of ADSs that are sold by a sales agent after we deliver a placement notice will fluctuate based on the market price of the ADSs representing our ordinary shares during the sales period and limits we set in the placement notice. Because the price per ADS sold will fluctuate based on the market price of the ADSs representing our ordinary shares during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately sold or the gross proceeds that will result from such sales.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ADSs sold, and subject to certain limitations in the sales agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

We have broad discretion in the use of our cash, cash equivalents and investments, including the net proceeds from this offering, and we may not use them effectively.

Our management will have broad discretion in the application of our cash, cash equivalents and investments, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse impact on our business, cause the price of the ADSs to decline, and delay the development of our product candidates. Pending their use, we may invest our cash, cash equivalents and investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds” for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “target,” “would” and other similar expressions that are predictions of or indicate future events and future trends, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to a variety of factors, including, but not limited to, those identified in the section titled “Risk Factors” in this prospectus supplement and in our then most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference herein. The following represent some, but not necessarily all, of such factors:

•

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	the timing of and our ability to obtain and maintain regulatory approval for our product candidates;

•	our COVID-19 vaccine development program, including the timing thereof, the data therefrom, and our ability to successfully or profitably commercialize any approved vaccine;

•	our ability to supply the quantities of BNT162, our COVID-19 vaccine candidate, to support clinical development and, if approved, market demand, including our production estimates;

•	our expectations around the timing of entry, number of potential doses covered and amount of consideration under potential agreements for the supply of BNT162, if approved;

•	the impact of the evolving COVID-19 pandemic, and the global response thereto;

•	our ability to identify research opportunities and discover and develop investigational medicines;

•	the ability and willingness of our third-party collaborators to continue research and development activities relating to our development candidates and investigational medicines;

•	our expectations regarding the size of the patient populations for our product candidates, if approved for commercial use;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements and our needs for or ability to obtain additional financing;

•	our ability to identify, recruit and retain key personnel;

•	our and our collaborators’ ability to protect and enforce our intellectual property protection for our proprietary and collaborative product candidates, and the scope of such protection;

•	our and our collaborators’ ability to defend third party claims that our activities infringe upon their intellectual property;

•	the development of and projections relating to our competitors or our industry;

•	our ability to establish a competitive market share for our COVID-19 vaccine candidate, if approved, or any other approved product, given the increasing competitive pressures in our industry;

•	our ability to establish sales force and distribution capabilities and to commercialize our product candidates, if approved;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of our investigational medicines;

•	the amount of and our ability to use net operating losses and research and development credits to offset future taxable income;

•	our ability to manage our development and expansion;

•	regulatory developments in the United States and foreign countries;

•	our ability to manufacture our product candidates with advantages in turnaround times or manufacturing cost;

•	our ability to minimize and manage product recalls or inventory losses caused by unforeseen events, cold chain interruption and testing difficulties;

•	our ability to implement, maintain and improve effective internal controls;

•	our ability to minimize and manage claims for personal injury or death arising from the use of products and product candidates produced by us; and

•	our expectations regarding the time during which we will be a foreign private issuer.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus supplement and in the documents incorporated by reference herein speak only as of their respective dates, and unless otherwise required by law, we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part completely and with the understanding that our actual future results or performance may be materially different from what we expect.

USE OF PROCEEDS

We may sell the ADSs representing our ordinary shares having aggregate sales proceeds of up to $500 million from time to time. The number of ADSs to be sold shall not exceed 5,524,506 ordinary shares held in treasury and the aggregate sales proceeds may be less than $500 million, depending on the market price of the ADSs representing our ordinary shares at the time of sale. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We anticipate that we will use the net proceeds from this offering, together with our other cash resources, primarily to fund research and development expenses for our clinical and preclinical research and development activities and for working capital and general corporate purposes. We may also use a portion of the net proceeds to in-license or acquire or invest in complementary technologies, products, businesses or assets, either alone or together with a collaborator. However, we have no current plans, commitments or obligations to do so.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including the progress of our clinical development of our product candidates, including our ongoing clinical trials. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our management will have broad discretion in the application of any net proceeds.

Pending our use of any net proceeds, we plan to invest the net proceeds in short- and intermediate-term interest-bearing financial instruments.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. In addition, our ability to pay cash dividends is also limited in certain circumstances under the terms of an agreement we have entered into with the Bill & Melinda Gates Foundation. All of the shares represented by the ADSs offered by this prospectus will generally have the same dividend rights as all of our other outstanding shares.

Under German law, we may pay dividends only from the distributable profit (Bilanzgewinn) reflected in our unconsolidated financial statements (as opposed to the consolidated financial statements for us and our subsidiaries) prepared in accordance with the principles set forth in the German Commercial Code (Handelsgesetzbuch) and adopted by our management board (Vorstand) and the supervisory board (Aufsichtsrat), or, as the case may be, by our shareholders in a shareholders’ meeting. See “Description of Share Capital and Articles of Association (Satzung),” which explains in more detail the procedures we must follow and the German law provisions that determine whether we are entitled to declare a dividend.

CAPITALIZATION

The table below sets forth our cash and cash equivalents and our total capitalization as of September 30, 2020:

•	on an actual basis;

•

on an as adjusted basis to give effect to the sale of ADSs in the aggregate amount of up to $500 million at an assumed public offering price of $92.00 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on November 6, 2020, and after deducting estimated commissions and estimated offering expenses payable by us.

Our capitalization will be adjusted based on the actual public offering price and actual number of ADSs sold, including the amount by which actual offering expenses are higher or lower than estimated. You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Forms 20-F and 6-K and in our consolidated financial statements and related notes incorporated by reference herein.

	As of September 30, 2020
	Actual	As Adjusted
(in thousands except number of shares)	(unaudited)
Cash and cash equivalents	€990,461	€1,398,759

Total debt (1)	€105,315	€105,315
Equity
Ordinary shares, no par value per share: 246,310,081 shares, actual and as adjusted
Share capital	246,310	246,310
Capital reserve	1,441,631	1,844,494
Treasury shares	(5,525)	(90)
Accumulated losses	(776,541)	(776,541)
Other reserves	21,808	21,808

Total equity	€927,683	1,335,981

Total capitalization	€1,032,998	€1,441,296

(1)	Total debt does not include the fair value of the embedded derivative bifurcated from the convertible note disclosed in other financial liabilities.

The number of our ordinary shares issued and outstanding is based on 246,310,081 ordinary shares outstanding (including 5,524,506 shares held in treasury) as of September 30, 2020 and excludes:

•	16,255,361 ordinary shares available for issuance upon the exercise of options outstanding as of September 30, 2020;

•	230,044 ordinary shares available for issuance upon the exercise of options expected to be granted in 2021 and 2022 under our long-term incentive program as of September 30, 2020; and

•

5,389,401 ordinary shares available for future issuance under our Employee Stock Ownership Plan or any future share option plan as of September 30, 2020 (after taking into account the issuance of options expected to be granted in 2021 and 2022).

As permitted by German law, we plan to use our existing treasury shares as the source of ADSs to be sold in this offering. Accordingly, the number of our ordinary shares outstanding after giving effect to this offering is the same as the number of our ordinary shares outstanding prior to this offering. The number of ADSs to be sold shall not exceed 5,524,506 ordinary shares held in treasury and the aggregate sales proceeds may be less than $500 million, depending on the market price of the ADSs representing our ordinary shares at the time of sale.

DILUTION

If you invest in ADSs in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per ADS after this offering.

Net tangible book value per ADS represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the number of our ordinary shares outstanding as of September 30, 2020. As of September 30, 2020, we had a historical net tangible book value of €759.0 million ($900.9 million), corresponding to a net tangible book value per ordinary share of €3.08 ($3.66) (equivalent to $3.66 per ADS).

After giving effect to the assumed sale by us of $500 million of ADSs at an assumed public offering price of $92.00 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on November 6, 2020, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been €1.17 billion ($1.39 billion), corresponding to a net tangible book value per ordinary share of €4.74 ($5.63) (equivalent to $5.63 per ADS). This represents an immediate increase in net tangible book value of €1.66 ($1.97) per ordinary share (equivalent to $1.97 per ADS) to existing shareholders and immediate dilution of $86.37 per ADS to new investors purchasing ADSs in this offering. Dilution per ADS to new investors is determined by subtracting our as adjusted net tangible book value per ADS from the assumed public offering price per ADS paid by new investors.

The following table illustrates this dilution on a per-ADS basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of ADSs sold and other terms of the offering determined at the time ADSs are sold pursuant to this prospectus supplement. The ADSs sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per ADS		$92.00
Net tangible book value per ADS as of September 30, 2020	$3.66
Increase in net tangible book value per ADS attributable to this offering	$1.97
As adjusted net tangible book value per ADS after giving effect to this offering		$5.63
Dilution per ADS to new investors participating in this offering		$86.37

The number of our ordinary shares issued and outstanding is based on 246,310,081 ordinary shares outstanding (including 5,524,506 shares held in treasury) as of September 30, 2020 and excludes:

•	16,255,361 ordinary shares available for issuance upon the exercise of options outstanding as of September 30, 2020;

•	230,044 ordinary shares available for issuance upon the exercise of options expected to be granted in 2021 and 2022 under our long-term incentive program as of September 30, 2020; and

•

5,389,401 ordinary shares available for future issuance under our Employee Stock Ownership Plan or any future share option plan as of September 30, 2020 (after taking into account the issuance of options expected to be granted in 2021 and 2022).

As permitted by German law, we plan to use our existing treasury shares as the source of ADSs to be sold in this offering. Accordingly, the number of our ordinary shares outstanding after giving effect to this offering is the same as the number of our ordinary shares outstanding prior to this offering. The number of ADSs to be sold shall not exceed 5,524,506 ordinary shares held in treasury and the aggregate sales proceeds may be less than $500 million, depending on the market price of the ADSs representing our ordinary shares at the time of sale.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

TAXATION

German Taxation

The following discussion addresses certain German tax consequences of acquiring, owning or disposing of the ADSs. With the exception of “—Taxation of Holders Tax Resident in Germany” below, which provides an overview of dividend taxation and of capital gains taxation with respect to holders that are residents of Germany, this discussion applies only to U.S. treaty beneficiaries (defined below) that acquire ADSs in the offering.

This discussion is based on domestic German tax laws, including, but not limited to, circulars issued by German tax authorities, which, e.g., are not binding on the German courts, and the Treaty (defined below). It is based upon tax laws in effect at the time of filing of this prospectus. These laws are subject to change, possibly with retroactive effect. For example, certain member states of the European Union are considering introducing a financial transaction tax (Finanztransaktionssteuer) which, if and when introduced, may also be applicable on sales and/or transfer of ADSs. In addition, in Germany, for example, there are currently ongoing discussions on an increase of the top tax rate, which may also have an effect on the German tax consequences of acquiring, owning and disposing of the ADSs. There is no assurance that German tax authorities will not challenge one or more of the tax consequences described in this section.

In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all German tax considerations that may be of relevance in the context of acquiring, owning and disposing of ADSs.

The tax information presented in this prospectus is not a substitute for tax advice. Prospective holders of ADSs should consult their own tax advisors regarding the German tax consequences of the purchase, ownership, disposition, donation or inheritance of ADSs in light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any German dividend withholding tax (Kapitalertragsteuer) withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

General

Based on the circular issued by the German Federal Ministry of Finance (BMF-Schreiben), dated May 24, 2013, reference number IV C 1-S2204/12/10003, as amended by the circular dated December 18, 2018 (reference number IV C 1 – S 2204/12/10003), in respect of the taxation of American Depositary Receipts, or ADRs, on domestic shares, or the ADR Tax Circular, for German tax purposes, the ADSs should represent a beneficial ownership interest in the underlying shares of BioNTech and qualify as ADRs for the purpose of the ADR Tax Circular. If the ADSs qualify as ADRs under the ADR Tax Circular, dividends will accordingly be attributable to holders of the ADSs for German tax purposes, and not to the legal owner of the ordinary shares (i.e., the financial institution on behalf of which the ordinary shares are stored at a domestic depository for the ADS holders). Furthermore, holders of the ADSs should, in light of the ADR Tax Circular, be treated as beneficial owners of the capital of BioNTech with respect to capital gains (see below in section “—German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs”). However, investors should note that circulars published by the German tax authorities (including the ADR Tax Circular) are not, e.g., binding on German courts, including German tax courts, and it is unclear whether a German court would follow the ADR Tax Circular in determining the German tax treatment of the ADSs. For the purpose of this German tax section, it is assumed that the ADSs qualify as ADRs within the meaning of the ADR Tax Circular.

Taxation of Holders Not Tax Resident in Germany

The following discussion describes selected German tax consequences of acquiring the ADSs, owning the ADSs and disposing of the ADSs to a holder that is a U.S. treaty beneficiary. For purposes of this discussion, a “U.S. treaty beneficiary” is a resident of the United States for purposes of the Convention between the Federal Republic of Germany and United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and on Capital and Certain Other Taxes of 1989, as amended by the Protocol as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung vom 4. Juni 2008), hereinafter referred to as the “Treaty,” who is eligible for relevant benefits under the Treaty.

A holder will be a U.S. treaty beneficiary entitled to full Treaty benefits in respect of the ADSs if it is, inter alia:

•	the beneficial owner of the ADSs (and the dividends paid with respect thereto);

•	a U.S. tax resident corporation or individual;

•	not also a resident of Germany for German tax purposes; and

•	not subject to the limitation on benefits (i.e., anti-treaty shopping) article of the Treaty that applies in limited circumstances.

Special rules apply to pension funds and certain other tax-exempt investors.

This discussion does not address the treatment of ADSs that are (i) held in connection with a permanent establishment or fixed base through which a U.S. treaty beneficiary carries on business or performs personal services in Germany or (ii) part of business assets for which a permanent representative in Germany has been appointed.

General Rules for the Taxation of Holders Not Tax Resident in Germany

Non-German resident holders of ADSs are subject to German taxation with respect to German source income (beschränkte Steuerpflicht). According to the ADR Tax Circular, income from the shares should be attributed to the holder of the ADSs for German tax purposes. As a consequence, income from the ADSs should be treated as German source income.

German Withholding Taxation of Dividends of the U.S. Treaty Beneficiaries of the ADSs

Generally, the full amount of a dividend distributed by BioNTech to a non-German resident holder which does not maintain a permanent establishment or other taxable presence in Germany is subject to (final) German withholding tax at an aggregate rate of 26.375% (that amount consists of 25% on dividends distributed plus solidarity surcharge of 5.5% on the amount of the withholding tax). The basis for the withholding tax is generally the dividend approved for distribution by our general shareholder’s meeting.

German withholding tax is withheld and remitted to the German tax authorities by (i) the disbursing agent (i.e., the German credit institution, financial services institution, securities trading enterprise or securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and in each case including a German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise)) that holds or administers the underlying shares in custody and (a) disburses or credits the dividend income from the underlying shares, (b) disburses or credits the dividend income from the underlying shares on delivery of the dividend coupons or (c) disburses such dividend income to a foreign agent; or (ii) the central securities depository (Wertpapiersammelbank) in terms of the German Depositary Act (Depotgesetz) holding the underlying shares in a collective deposit, if such central securities depository disburses the dividend income from the underlying shares to a foreign agent, regardless of whether a holder must report the dividend for tax purposes and regardless of whether or not a holder is a resident of Germany. Dividend payments, to the extent funded from BioNTech’s tax-recognized contribution account (steuerliches Einlagekonto), do not, subject to certain prerequisites, form part of the taxable dividend income but should lower the holder’s acquisition costs for the ADSs.

Pursuant to the Treaty, the German withholding tax may generally not exceed (i) 15% of the gross amount of the dividends received by a U.S. treaty beneficiary other than a company holding ADSs which represent 10% or more of the voting shares in BioNTech, and (ii) 5% of the gross amount of the dividends received by a U.S. treaty beneficiary that is a company holding ADSs which represent 10% or more of the voting shares in BioNTech. The excess of the total withholding tax, including the solidarity surcharge, over the maximum rate of withholding tax permitted by the Treaty is refunded to U.S. treaty beneficiaries upon application. For example, for a declared dividend of 100, a U.S. treaty beneficiary initially receives 73.625 (100 minus the 26.375% withholding tax including solidarity surcharge). A U.S. treaty beneficiary other than a company holding ADSs which represent 10% or more of the voting shares in BioNTech is entitled to a partial refund from the German tax authorities in the amount of 11.375% of the gross dividend (of 100). As a result, the U.S. treaty beneficiary ultimately receives a total of 85 (85% of the declared dividend) following the refund of the excess withholding. However, it should be noted that there is uncertainty as to how the German tax authorities will apply the refund process to dividends on the ADSs with respect to non-German resident holders. Further, such refund is subject to the German anti-avoidance treaty shopping rule (as described below in “—Withholding Tax Refund for U.S. Treaty Beneficiaries”).

German Withholding Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs

The capital gains from the disposition of the ADSs realized by a non-German resident holder which does not maintain a permanent establishment or other taxable presence in Germany would be treated as German source income and be subject to German tax if the ADSs qualify as a Qualifying Participation. A Qualifying Participation exists if a holder at any time during the five years preceding the disposition, directly or indirectly, owned at least 1% of BioNTech’s share capital, irrespective of whether through the ADSs or shares of BioNTech. If such holder had acquired the ADSs without consideration, the previous owner’s holding period and quota would be taken into account.

Pursuant to the Treaty, capital gains from the disposal of a Qualifying Participation realized by a U.S. treaty beneficiary are, however, generally exempt from German taxation. Pursuant to the Treaty, U.S. treaty beneficiaries are not subject to German tax in relation to capital gains from the disposal of a Qualifying Participation even under the circumstances described in the preceding paragraph and therefore should not be subject to German taxation on capital gains from the disposition of the ADSs.

German statutory law requires the disbursing agent to levy withholding tax on capital gains from the sale of ADSs or other securities held in a custodial account in Germany. With regard to the German taxation of capital gains, disbursing agent means a German credit institution, financial services institution, securities trading enterprise or securities trading bank (each as defined in the German Banking Act and, in each case including a German branch if a foreign enterprise, but excluding a foreign branch of a German enterprise) that holds the ADSs in custody or administers the ADSs for the investor or conducts sales or other dispositions and disburses or credits the income from the ADSs to the holder of the ADSs. The German statutory law does not explicitly condition the obligation to withhold taxes on capital gains being subject to taxation in Germany under German statutory law or on an applicable income tax treaty permitting Germany to tax such capital gains.

However, a circular issued by the German Federal Ministry of Finance, dated January 18, 2016, reference number IV C 1-S2252/08/10004 :017, as most recently amended by circular dated September 16, 2019, reference number IV C 1-S2252/08/10004 :027, provides that taxes need not be withheld when the holder of the custody account is not a resident of Germany for tax purposes and the income is not subject to German taxation. The circular further states that there is no obligation to withhold such tax even if the non-resident holder owns at least 1% of the share capital of a German corporation. While circulars issued by the German Federal Ministry of

Finance are generally only to be adhered to by the German tax authorities but are not binding on the German courts, in practice, the disbursing agents nevertheless typically rely on guidance contained in such circulars. Therefore, a disbursing agent would only withhold tax at 26.375% on capital gains derived by a U.S. treaty beneficiary from the sale of ADSs held in a custodial account in Germany in the event that the disbursing agent did not follow the abovementioned guidance. In this case, the U.S. treaty beneficiary may be entitled to claim a refund of the withholding tax from the German tax authorities under the Treaty, as described below in “—Withholding Tax Refund for U.S. Treaty Beneficiaries.” A refund of taxes withheld on capital gains from the disposition of the ADSs which do not qualify as Qualifying Participations may also be claimed based on German statutory domestic law.

Withholding Tax Refund for U.S. Treaty Beneficiaries

U.S. treaty beneficiaries are generally eligible for treaty benefits under the Treaty, as described above in “—Taxation of Holders Not Tax Resident in Germany.” Accordingly, U.S. treaty beneficiaries are in general entitled to claim a refund of (i) the portion of the otherwise applicable 26.375% German withholding tax (Kapitalertragsteuer) on dividends that exceeds the applicable Treaty rate and (ii) the full amount of German withholding tax (Kapitalertragsteuer) on capital gains from the disposition of ADSs. The application for such claim is generally to be filed with the Federal Central Office of Taxation (Bundeszentralamt für Steuern) within four years after the end of the calendar year in which the capital gains or dividends have been received (bezogen).

However, in respect of dividends, the refund described in the preceding paragraph is only possible if, due to special rules on the restriction of withholding tax credit, the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk by more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, then for a holder not being tax-resident in Germany who applied for a full or partial refund of the withholding tax pursuant to a double taxation treaty, no refund is available. This restriction generally does only apply if (a) the German tax underlying the refund application is below a tax rate of 15% based on the gross amount of the dividends and (b) the holder does not directly own 10% or more of the shares of BioNTech and is subject to income taxes in its state of residence, without being tax-exempt. The restriction of the withholding tax credit does not apply if the holder has beneficially owned the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends.

In general, as previously discussed, investors should note that it is unclear how the German tax administration will apply the refund process to dividends on the ADSs. Further, such refund is subject to the German anti-avoidance treaty shopping rule. Generally, this rule requires that the U.S. treaty beneficiary (in case it is a non-German resident company) maintains its own administrative substance and conducts its own business activities. In particular, a foreign company has no right to a full or partial refund to the extent persons holding ownership interests in BioNTech would not be entitled to the refund if they derived the income directly and the gross income realized by the foreign company is not caused by the business activities of the foreign company, and there are either no economic or other considerable reasons for the interposition of the foreign company, or the foreign company does not participate in general commerce by means of a business organization with resources appropriate for its business purpose. However, this shall not apply if the foreign company’s principal class of stock is regularly traded in substantial volume on a recognized stock exchange, or if the foreign company is subject to the provisions of the German Investment Tax Act (Investmentsteuergesetz). Whether or not and to which extent the anti-avoidance treaty shopping rule applies to the ADSs has to be analyzed on a case by case basis taking into account all relevant tests. In addition, the interpretation of these tests is disputed and to date no published decisions of the German Federal Finance Court exist in this regard.

Due to the legal structure of the ADSs, only limited guidance from the German tax authorities exists on the practical application of the procedure with respect to the ADSs and the respective limitations.

Recently, the German tax authorities have indicated that for ADR programs (which are considered comparable to ADS programs) a collective tax certificate in connection with a withholding of tax amounts may no longer be issued by the domestic depositary of the shares upon request of the foreign depositary agents. Rather, individual tax certificates need to be issued which might delay a potential refund procedure. Moreover, the simplified refund procedure based on electronic data exchange (Datenträgerverfahren) for claims for reimbursement based on ADRs has been temporarily suspended by the tax authorities.

Taxation of Holders Tax Resident in Germany

This subsection provides an overview of dividend taxation and of capital gains taxation with regard to the general principles applicable to ADS holders that are tax resident in Germany. A holder is a German tax resident if, in case of an individual, he or she maintains a domicile (Wohnsitz) or a usual residence (gewöhnlicher Aufenthalt) in Germany or if, in case of a corporation, it has its place of management (Geschäftsleitung) or registered seat (Sitz) in Germany.

The German dividend and capital gains taxation rules applicable to German tax residents require a distinction between ADSs held as private assets (Privatvermögen) and such held as business assets (Betriebsvermögen).

ADSs as Private Assets (Privatvermögen)

If the ADSs are held as private assets by a German tax resident, dividends and capital gains (other than capital gains from the disposition of a Qualifying Participation) are taxed as investment income and are principally subject to 25% German flat income tax on capital income (Abgeltungsteuer) (plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, resulting in an aggregate rate of 26.375%), which is levied in the form of withholding tax (Kapitalertragsteuer). In other words, once deducted, the holder’s income tax liability on the dividends will be settled. Dividend payments to the extent funded from BioNTech’s tax-recognized contribution account (steuerliches Einlagekonto), do not, subject to certain prerequisites, form part of the taxable dividend income but lower the holder’s acquisition costs for the ADSs.

Holders of ADSs may apply to have their capital investment income assessed in accordance with the general rules and with an individual’s personal income tax rate if this would result in a lower tax burden in which case actually incurred expenses are not deductible. The holder would be taxed on gross personal investment income (including dividends or gains with respect to ADSs), less the saver’s allowance of €801 for an individual or €1,602 for a married couple and a registered civil union (eingetragene Lebenspartnerschaft) filing taxes jointly. The deduction of expenses related to the investment income (including dividends or gains with respect to ADSs) is generally not possible for private investors.

Losses resulting from the disposal of ADSs can only be offset against capital gains from the sale of any shares (Aktien) and other ADSs. If, however, a holder holds a Qualifying Participation, 60% of any capital gains resulting from the sale and transfer are taxable at the holder’s personal income tax rate (plus 5.5% solidarity surcharge thereon). Conversely, 60% of any capital losses are recognized for tax purposes.

Church tax generally has to be withheld, if applicable, based on an automatic data access procedure, unless the holder of ADSs has filed a blocking notice (Sperrvermerk) with the Federal Central Tax Office. Where church tax is not levied by way of withholding, it is determined by means of income tax assessment.

As of 2021, the basis for the calculation of the solidarity surcharge (Solidaritätszuschlag) will be reduced for certain individual persons being subject to tax assessments (other than withholding taxes), and in certain cases, the solidarity surcharge will be abolished. However, the abolition or reduction of the solidarity surcharge is not applicable to corporations. In addition, the abolition or reduction of the solidarity surcharge will not affect withholding taxes. Solidarity surcharge will still be levied at 5.5% on the full withholding tax amount and withheld accordingly. There will not be any separate refund of such withheld solidarity surcharge (regardless of the aforementioned exemption limits) in case the withholding tax cannot be refunded either.

ADSs as Business Assets (Betriebsvermögen)

In case the ADSs are held as business assets, the taxation depends on the legal form of the holder (i.e., whether the holder is a corporation or an individual).

Irrespective of the legal form of the holder, dividends are subject to the aggregate withholding tax rate of 26.375%. The withholding tax is generally creditable against the respective holder’s corporate income tax or income tax liability. Due to special rules on the restriction of withholding tax credits in respect of dividends, a full withholding tax credit requires that the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days occurring within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk for more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, three-fifths of the withholding tax imposed on the dividends must not be credited against the holder’s corporate income tax or income tax liability, but may, upon application, be deducted from the holder’s tax base for the relevant tax assessment period. A holder that is generally subject to German income tax or corporate income tax and that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for a full tax credit under the aforementioned requirements has to notify the competent local tax office accordingly, has to file withholding tax returns for a withholding tax of 15% of the relevant dividends in accordance with statutory formal requirements and has to make a payment in the amount of the omitted withholding tax deduction. The special rules on the restriction of withholding tax credit (and the corresponding notification and payment obligations) do not apply to a holder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends.

To the extent the amount withheld exceeds the income tax liability, the withholding tax will be refunded, provided that certain requirements are met (including the aforementioned requirements).

Special rules apply to credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), financial enterprises (Finanzunternehmen), life insurance and health insurance companies, and pension funds.

In principle, dividends that a corporation receives from German or foreign corporations are subject to corporate income tax (and solidarity surcharge thereon) at a rate of 15.825% and also subject to trade tax of between 7.0% and generally 19.0% depending on the multiplier applied by the relevant municipality. However, with regard to holders in the legal form of a corporation, capital gains are in general effectively 95% tax exempt from corporate income tax (including solidarity surcharge). Dividends are also generally 95% tax exempt from corporate income tax (including solidarity surcharge), inter alia, if the holder held at least 10% of the registered share capital (Grundkapital oder Stammkapital) of BioNTech at the beginning of the calendar year, or Qualifying Dividends. Five percent of the capital gains and five percent of the Qualifying Dividends are treated as non-deductible business expenses, respectively, and, as such, are subject to corporate income tax (including solidarity surcharge); actual business expenses incurred to generate dividends may be deducted. The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year for the determination of whether a dividend is a Qualifying Dividend. Participations in the share capital of BioNTech held through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to the respective partner only on a pro rata basis at the ratio of its entitlement to the profits of the partnership.

Capital gains and dividend income of a German tax resident corporation are generally subject to German trade tax of between 7.0% and generally 19.0% depending on the multiplier applied by the relevant municipality. The aforementioned 95% exemption for capital gains generally applies also for trade tax purposes.

However, the amount of any dividends after deducting business expenses related to the dividends is not subject to trade tax if the corporation held at least 15% of BioNTech’s registered share capital at the beginning of the relevant tax assessment period. In the latter case, the aforementioned exemption of 95% of the dividend income also applies for trade tax purposes. Losses from the sale of ADSs are generally not tax deductible for corporate income tax and trade tax purposes.

With regard to individuals holding ADSs as business assets, 60% of dividends and capital gains are taxed at the individual’s personal income tax rate (plus 5.5% solidarity surcharge thereon). Correspondingly, only 60% of business expenses related to the dividends and capital gains as well as losses from the sale of ADSs are principally deductible for income tax purposes. The dividend income and 60% of the capital gains are generally subject to trade tax, which is fully or partly creditable against the individual’s personal income tax by a lump-sum method. Dividends (after deduction of business expenses economically related thereto) are exempt from trade tax if the holder held at least 15% of BioNTech’s registered share capital at the beginning of the relevant tax assessment period. As of 2021, the basis for the calculation of the solidarity surcharge (Solidaritätszuschlag) will be reduced for certain individual persons being subject to tax assessments (other than withholding taxes), and in certain cases, the solidarity surcharge will be abolished, subject to the limitations described above in “—ADSs as Private Assets (Privatvermögen).”

German Inheritance and Gift Tax (Erbschaft- und Schenkungsteuer)

The transfer of ADSs to another person by inheritance or gift generally should be subject to German inheritance and gift tax only if:

(i)

the decedent or donor or heir, beneficiary or other transferee (a) maintained his or her domicile or a usual residence in Germany, (b) had its place of management or registered office in Germany at the time of the transfer, (c) is a German citizen who has spent no more than five consecutive years outside of Germany without maintaining a domicile in Germany or (d) is a German citizen who serves for a German entity established under public law and is remunerated for his or her service from German public funds (including family members who form part of such person’s household, if they are German citizens) and is only subject to estate or inheritance tax in his or her country of domicile or usual residence with respect to assets located in such country (special rules apply to certain former German citizens who neither maintain a domicile nor have their usual residence in Germany);

(ii)

at the time of the transfer, the ADSs are held by the decedent or donor as business assets forming part of a permanent establishment in Germany or for which a permanent representative in Germany has been appointed; or

(iii)

the ADSs subject to such transfer form part of a portfolio that represents at the time of the transfer 10% or more of the registered share capital of BioNTech and that has been held directly or indirectly by the decedent or donor, either alone or together with related persons.

The Agreement between the Federal Republic of Germany and the United States of America for the avoidance of double taxation with respect to taxes on inheritances and gifts as of December 21, 2000 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung auf dem Gebiet der Nachlass-, Erbschaft- und Schenkungssteuern in der Fassung vom 21. Dezember 2000), hereinafter referred to as the “United States-Germany Inheritance and Gifts Tax Treaty,” provides that the German inheritance tax or gift tax can, with certain restrictions, only be levied in the cases of (i) and (ii) above. Special provisions apply to certain German citizens living outside of Germany and former German citizens.

Other Taxes

No German transfer tax, value-added tax, stamp duty or similar taxes are assessed on the purchase, sale or other transfer of ADSs. Provided that certain requirements are met, an entrepreneur may, however, opt for value-added tax on transactions that are otherwise tax-exempt. Net wealth tax (Vermögensteuer) is currently not imposed in Germany.

Material United States Federal Income Tax Considerations

The following discussion describes material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. Holder (as defined below) that acquires the ADSs representing our ordinary shares and holds them as a capital asset. This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. These tax laws are subject to change, possibly with retroactive effect, and subject to differing interpretations that could affect the tax consequences described herein. This section does not address the treatment of a holder of ADSs other than a U.S. Holder (as defined below), nor does it address the tax treatment under the laws of any state, local or foreign taxing jurisdiction.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs representing our ordinary shares that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in or under the laws of the United States, a state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) a valid election under the Treasury regulations is in effect for the trust to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. Holders in light of their particular circumstances or status (including, for example, banks and other financial institutions, insurance companies, broker and dealers in securities or currencies, traders that have elected to mark securities to market, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, pension plans, persons that hold more than 10% of our stock (by vote or by value), persons that hold the ADSs representing our ordinary shares as part of a straddle, hedge or other integrated investment, persons subject to alternative minimum tax or whose “functional currency” is not the U.S. dollar).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the ADSs representing our ordinary shares, the tax treatment of a person treated as a partner in the partnership for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for U.S. federal income tax purposes) and their partners should consult their own tax advisors.

In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, a holder of ADSs will be treated as the owner of the shares represented by those ADSs. Exchanges of shares for ADSs, and ADSs for shares, will not be subject to U.S. federal income tax.

This discussion addresses only U.S. Holders and does not discuss any tax considerations other than U.S. federal income tax considerations. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state and local, and foreign tax consequences of the purchase, ownership, and disposition of ADSs.

Dividends

Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is includible in income for a U.S. Holder and subject to U.S. federal income taxation. Dividends paid to a noncorporate U.S. Holder that constitute qualified dividend income will be taxable at a preferential tax rate applicable to long-term capital gains, provided that the U.S. Holder holds the ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Dividends we pay with respect to the ADSs generally will be qualified dividend income.

A U.S. Holder must include any German tax withheld from the dividend payment, as described above under “—German Taxation—General Rules for the Taxation of Holders Not Tax Resident in Germany,” in the gross amount of dividend paid even though the holder does not in fact receive it. The dividend is taxable to the holder when the depositary receives the dividend, actually or constructively. Because we are not a U.S. corporation, the dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution includible in a U.S. Holder’s income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

To the extent a distribution with respect to ADSs exceeds our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated, first, as a tax-free return of the U.S. Holder’s investment, up to the holder’s adjusted tax basis, in its ADSs, and, thereafter, as capital gain, which is subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition.”

Subject to certain limitations, the German tax withheld in accordance with the Treaty and paid over to the German taxing authority will be creditable or deductible against a U.S. Holder’s U.S. federal income tax liability. To the extent a refund of the tax withheld is available to a U.S. Holder under German law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. See “—German Taxation—Withholding Tax Refund for U.S. Treaty Beneficiaries” above for the procedures for obtaining a tax refund.

Gain On Sale, Exchange or Other Taxable Disposition

Subject to the PFIC rules described below under “—Passive Foreign Investment Company Considerations”, a U.S. Holder that sells, exchanges or otherwise disposes of ADSs in a taxable disposition generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized and the holder’s tax basis, determined in U.S. dollars, in the ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if the U.S. Holder’s holding period in the ADSs exceeds one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. Holder’s ability to deduct capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

We do not believe that we should be treated as, and do not expect to become, a PFIC. Because the determination of our PFIC status is made annually based on the factual tests described below, however, we cannot provide any assurances regarding our PFIC status for the current or future taxable years or that the IRS will agree with our conclusion regarding our PFIC status.

If we were classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the ADSs. We will be treated as a PFIC for any taxable year in which at least 75% of our gross income is “passive income” or at least 50% of our gross assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. In determining whether we are a PFIC, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest (by value) is taken into account.

If we were a PFIC with respect to a U.S. Holder, then unless such U.S. Holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (i) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the ADSs) and (ii) any gain realized on the sale or other disposition of the ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. If we were determined to be a PFIC, this tax treatment for U.S. Holders would apply also to indirect distributions and gains deemed realized by U.S. Holders in respect of stock of any of our subsidiaries determined to be PFICs. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “—Taxation of Dividends.”

A U.S. Holder that holds the ADSs at any time during a taxable year in which we are classified as a PFIC generally will be required to continue to treat such ADSs as ADSs in a PFIC, even if we no longer satisfy the income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules as if such ADSs had been sold on the last day of the last taxable year for which we were a PFIC.

Certain elections may be available to a U.S. Holder if we were a PFIC that might alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the ADSs.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a qualified electing fund election or a mark-to-market election with respect to the ADSs.

Net Investment Income Tax

Non-corporate U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ADSs. A U.S. Holder that is an individual, estate or trust is encouraged to consult its tax advisor regarding the applicability of this net investment income tax to its income and gains in respect of any investment in ADSs.

Information Reporting with Respect to Foreign Financial Assets

Individual U.S. Holders may be subject to certain reporting obligations on IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to the ADSs for any taxable year during which the U.S. Holder’s aggregate value of these and certain other “specified foreign financial assets” exceed a threshold amount that varies with the filing status of the individual. This reporting obligation also applies to domestic entities formed or availed of to hold, directly or indirectly, specified foreign financial assets, including the ADSs. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so.

U.S. Holders who acquire ADSs for cash may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS and to supply certain additional information to the IRS if (i) immediately after the transfer, the U.S. Holder owns directly or indirectly (or by attribution) at least 10% of our total voting power or value or (ii) the amount of cash transferred to us in exchange for ADSs, when aggregated with all related transfers under applicable regulations, exceeds $100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Information Reporting and Backup Withholding

In general, information reporting, on IRS Form 1099, will apply to dividends in respect of ADSs and the proceeds from the sale, exchange or redemption of ADSs that are paid to a holder of ADSs within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient such as a corporation. Backup withholding (currently at a 24% rate) may apply to such payments if a holder of ADSs fails to provide a taxpayer identification number (generally on an IRS Form W-9) or certification of other exempt status or fails to report in full dividend and interest income.

Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the U.S. Holder’s income tax liability by filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies and SVB Leerink, under which we may offer and sell up to $500 million of ADSs representing our ordinary shares from time to time through Jefferies and SVB Leerink acting as agents. Sales of ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell ADSs under the sales agreement, we will notify Jefferies or SVB Leerink of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed a sales agent, unless such sales agent declines to accept the terms of such notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the sales agreement to sell the ADSs are subject to a number of conditions that we must meet.

The settlement of sales of ADSs between us and the applicable sales agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission equal to 3% of the aggregate gross proceeds we receive from the sale of ADSs by such sales agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agents for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the sales agreement, will be approximately $350,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.

The applicable sales agent will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which ADSs are sold under the sales agreement. Each confirmation will include the number of ADSs sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of ADSs on our behalf, the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may be required to make in respect of such liabilities.

The offering of ADSs pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. Either sales agent may terminate the sales agreement, with respect to such sales agent’s rights and obligations under the sales agreement, at any time upon ten days’ prior notice. We may terminate the sales agreement with respect to either or both sales agents at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

The sales agents and their respective affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the sales agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the sales agents may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agents, and the sales agents may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the ordinary shares and certain other matters of German law will be passed upon for us by Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, Hamburg, Germany. Certain matters of U.S. law will be passed upon for us by Covington & Burling LLP, New York, New York. Members of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB are the beneficial owners of less than 1% of our ordinary shares. Legal counsel to the sales agents in connection with this offering are Skadden, Arps, Slate, Meagher & Flom LLP, Frankfurt, Germany with respect to German law and Davis Polk & Wardwell LLP, New York, New York with respect to U.S. law.

EXPERTS

The consolidated financial statements of BioNTech SE appearing in BioNTech SE’s Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered business address of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft is Börsenplatz 1, 50667 Cologne, Germany.

The financial statements of Neon Therapeutics, Inc. incorporated in this Prospectus by reference to Neon Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Neon Therapeutics, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under European laws and the laws of the Federal Republic of Germany. In addition, all of our directors and officers reside outside of the United States and our assets and those of our non-U.S. subsidiaries are located outside of the United States. As a result, it may not be possible for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

Awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Germany. In addition, actions brought in a German court against BioNTech or the members of our supervisory Board and Management Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Germany will depend on the particular facts of the case as well as the laws and treaties in effect at the time.

Litigation in the Federal Republic of Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, certain members of our Management and

Supervisory Boards and senior management and the experts named in this prospectus supplement. The United States and Germany do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters, though recognition and enforcement of foreign judgments in Germany is possible in accordance with applicable German laws. Even if a judgment against our company, the members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus supplement based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. These filings and our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a “shelf” registration statement on Form F-3 under the Securities Act, relating to the securities offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website listed in the previous paragraph.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of our general meetings of shareholders and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

We maintain a corporate website at https://www.biontech.de. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-39081). These filings contain important information that does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. We are incorporating by reference in this prospectus supplement the documents listed below:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020;

•

Our Form 6-K filed with the SEC on May 12, 2020, containing our unaudited interim condensed consolidated financial statements as of and for the three months ended March  31, 2020, our Form 6-K filed with the SEC on August 11, 2020, containing our unaudited interim condensed consolidated financial statements as of and for the three and six months ended June 30, 2020, our Form 6-K filed with the SEC on November 9, 2020, relating to BNT162b2, and our Form 6-K filed with the SEC on November 9, 2020, containing certain unaudited pro forma financial information;

•

Neon Therapeutics, Inc.’s audited consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended and the audit report of the independent registered public accounting firm, included on pages F-1 through F-28 of Neon Therapeutics, Inc.’s Form 10-K filed with the SEC on March 2, 2020;

•

Neon Therapeutics, Inc.’s unaudited interim condensed consolidated financial statements as of March 31, 2020 and for the three-month periods ended March 31, 2020 and 2019 included in Item 1 of Neon Therapeutics, Inc.’s Form 10-Q filed with the SEC on May 1, 2020; and

•	The description of the ADSs and ordinary shares contained in our Form 8-A filed with the SEC on October 7, 2019, including any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act, after the date hereof and prior to the termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

BioNTech SE

An der Goldgrube 12

D-55131 Mainz

Germany

Attention: James Ryan, Vice President, Legal and IP

Our SEC filings are also available (free of charge) from our web site at www.biontech.de. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. We have included our website address as an inactive textual reference only.

Up to $500,000,000

Ordinary Shares

Represented by American Depositary Shares

PROSPECTUS

Jefferies	SVB Leerink

November 9, 2020

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUSES

Item 8. Indemnification of Directors and Officers

As a German European public company with limited liability, we are—insofar as applicable pursuant to the SE Regulation and the German law on the implementation of the SE (SEAG)—subject to the German Stock Corporation Act (Aktiengesetz), as amended. Under German law, we may not indemnify members of our Management Board and Supervisory Board to the extent the relevant claim or loss has arisen as a result of the breach by the member of his or her duties owed to us. Otherwise we are required under the law to indemnify our Management Board and Supervisory Board members from and against any liabilities arising out of or in connection with their services to us.

We provide directors’ and officers’ liability insurance for the members of our Management and Supervisory Boards against civil liabilities, which they may incur in connection with their activities on behalf of our company.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

(a) The following documents are filed as part of this registration statement:

Exhibit No.	Exhibit

1.1*	Form of Underwriting Agreement

1.2	Sales Agreement, dated November 9, 2020, among the Registrant, Jefferies LLC and SVB Leerink LLC

2.1	Agreement and Plan of Merger by and among the Registrant, Endor Lights, Inc. and Neon Therapeutics, Inc., dated January 15, 2020 (incorporated by reference to the Registrant’s Registration Statement on Form F-4 (File No. 333-237515), filed with the SEC on March 31, 2020)

4.1	Form of Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-233688), filed with the SEC on September 9, 2019)

4.3	Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of the American Depositary Shares, dated October 9, 2019 (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-239970), filed with the SEC on July 21, 2020)

4.4	Form of Senior Indenture

4.5	Form of Subordinated Indenture

4.6*	Form of Senior Note

4.7*	Form of Subordinated Note

4.8*	Form of Purchase Contract

4.9*	Form of Subscription Rights Agreement

Exhibit No.	Exhibit

4.10*	Form of Unit Agreement and/or Certificate

5.1	Opinion of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB

5.2	Opinion of Covington & Burling LLP

23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB (included in Exhibit 5.1)

23.4	Consent of Covington & Burling LLP (included in Exhibit 5.2)

24.1	Powers of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 for Senior Indenture

25.2	Statement of Eligibility on Form T-1 for Subordinated Indenture

*	To be filed, if necessary, by amendment

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mainz, Germany on November 9, 2020.

BIONTECH SE

By:	/s/ PROF. UGUR SAHIN, M.D.
Name: Prof. Ugur Sahin, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Prof. Ugur Sahin, M.D., Özlem Türeci, Sean Marett, Sierk Poetting and Ryan Richardson and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments hereto, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on November 9, 2020 in the capacities indicated:

Name	Title	Date

/s/ PROF. UGUR SAHIN, M.D. Prof. Ugur Sahin, M.D.	Chief Executive Officer (principal executive officer)	November 9, 2020

/s/ DR. SIERK POETTING, PH.D. Dr. Sierk Poetting, Ph.D.	Chief Financial Officer and Chief Operating Officer (principal accounting officer)	November 9, 2020

/s/ HELMUT JEGGLE Helmut Jeggle	Chair of the Supervisory Board	November 9, 2020

/s/ MICHAEL MOTSCHMANN Michael Motschmann	Director	November 9, 2020

/s/ PROF. CHRISTOPH HUBER, M.D. Prof. Christoph Huber, M.D.	Director	November 9, 2020

/s/ DR. ULRICH WANDSCHNEIDER Dr. Ulrich Wandschneider	Director	November 9, 2020

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BioNTech SE has signed this registration statement on November 9, 2020.

BIONTECH US INC.

/s/ BRIAN KICKHAM
Name: Brian Kickham
Title: Secretary